Exhibit 99.3

FOR IMMEDIATE RELEASE

Willbros Names S. Miller Williams Chairman, Michael J. Fournier Chief Executive Officer

HOUSTON, TX, NOVEMBER 5, 2015 — Willbros Group, Inc. (NYSE: WG) today announced that its Board of Directors has elected S. Miller Williams, 64, Chairman of the Board. Michael J. Fournier, 52, currently President and Chief Operating Officer (“COO”), in addition to his current duties, has also been appointed Chief Executive Officer (“CEO”). Mr. Fournier has also been appointed to the Board of Directors and will serve on the Finance and Executive Committees. John T. McNabb, II, current Chairman and CEO will return to his role on the Board of Directors and on the Finance and Executive Committees and complete his term as director, but chose to not stand for re-election at the Company’s next Annual Meeting to be held in June 2016. These Director and management changes will be effective December 1, 2015.

Miller Williams has served on the Willbros board since May 2004 and was appointed Lead Independent Director in August 2014. From 1978 until 2002 Mr. Williams held numerous executive positions with The Williams Companies including Senior Vice President Corporate Development and General Manager International of Williams Communications. Mike Fournier joined Willbros in 2011 and served as President of the Canada segment before being named COO in July 2014 and, additionally, President in October 2014. John T. McNabb, II, 71, joined the Willbros board in August 2006, was elected non-executive Chairman in September 2007 and appointed Executive Chairman in August 2014. In October 2014 McNabb was appointed CEO.

Mr. McNabb commented, “It is my pleasure to introduce Miller Williams as the new non-executive Chairman of Willbros and Mike Fournier as our new CEO. A year ago the Board placed their trust in me to lead Willbros and deal with our balance sheet challenges and operating problems. These issues were exacerbated by the significant decline in oil prices and the rapid changes in our markets. Over the last twelve months we have reshaped Willbros, which is now configured to be a leaner and more focused construction and maintenance contractor for energy infrastructure. We expect to close the sale of our Professional Services segment in the near term and will reduce our term loan debt to under $100 million, compared to $270 million at the end of 2014. We have bolstered our operating management and reduced our G&A costs to align our cost structure with our expected level of activity for 2016. We can now present best in class safety performance, strong technical expertise and a respectable balance sheet. As we add backlog, we are confident that we can execute and generate positive results, and return Willbros to prominence in the markets we serve.”

Mr. Williams remarked, “This is a great responsibility and honor to chair the board of Willbros Group, which was founded in 1908 by my great uncles, David and Miller Williams. I am convinced that the

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changes implemented during Mr. McNabb’s tenure as CEO will benefit our shareholders and return our company to a more stable and predictable performer. I want to thank him for his efforts and successful initiatives. I also share the board’s confidence in Mike Fournier. He has demonstrated his ability to lead the Company forward.”

Mike Fournier added, “While we continue to be faced with rapid changes in all three of our markets today, we have strong operations management and a sound strategy in place to deal with the current business environment. As CEO, my focus will be on driving positive operating performance with appropriate levels of Indirect and G&A costs to support growth of each of our businesses. I am confident that the teams we now have in place are the right people, fully engaged to deliver at the project and segment level with the oversight and support to help them succeed. Our immediate task will be to rebuild backlog and ensure that revenue levels are sufficient to cover our current cost structure.”

Mike Fournier has been the Chief Operating Officer of Willbros Group, Inc. since July 1, 2014 and has been President since October 21, 2014. He joined Willbros in August 2011 as Chief Operating Officer of Canada operations and served as President of Canada operations from September 2012 to July 1, 2014. Mr. Fournier has more than 30 years of experience in the engineering & construction service industries. Mr. Fournier started his career in the Offshore Gulf Coast pipeline construction and platform fabrication sector, relocating to Canada in the early 90’s. The remainder of his career has been spent in the Canadian Oil, Gas and Petrochemical sector where he has held a succession of project management and executive management roles with heavy industrial construction firms culminating in business unit president roles. He has served on the board of directors for Construction Labour Relations-Alberta and on the Management Board of the Natural Sciences and Engineering Research Council (“NSERC”) Chair in Construction Management for the University of Alberta. He currently is a director on the board of the Progressive Contractors Association of Canada. Mr. Fournier graduated from the University of Alberta with a Bachelor of Science in Mechanical Engineering and is registered with the Association of Professional Engineers, Geologists and Geophysicists of Alberta.

Willbros is a specialty energy infrastructure contractor serving the oil, gas, refining, petrochemical and power industries. Our offerings include engineering, procurement and construction (either individually or as an integrated EPC service offering), maintenance, facilities development and operations services. For more information on Willbros, please visit our web site at www.willbros.com.

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including unanticipated accounting or other issues regarding any material weaknesses in internal control over financial reporting; inability of the Company or its independent auditor to confirm relevant information or data; inability to complete the planned sale of the Professional Services segment; inability to maintain compliance with the New York Stock Exchange continued listing standards; inability to timely collect contractually due receivables;

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unanticipated issues that prevent or delay the Company’s independent auditor from completing its review of financial statements or that require additional efforts, procedures or review; the untimely filing of financial statements; pending and potential investigations and lawsuits; the identification of one or more issues that require restatement of one or more other prior period financial statements; ability to remain in compliance with, or obtain waivers under, the Company’s existing loan agreements; ability to dispose of businesses and assets in a timely manner at reasonable valuations; the existence of other material weaknesses in internal control over financial reporting; contract and billing disputes; new legislation or regulations detrimental to the economic operation of refining capacity in the United States; availability of quality management; availability and terms of capital; changes in, or the failure to comply with, government regulations; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures; oil, gas, gas liquids, and power prices and demand; the amount and location of planned pipelines; poor refinery crack spreads; delay of planned refinery outages and upgrades and development trends of the oil, gas, power, refining and petrochemical industries; as well as other risk factors described from time to time in the Company’s documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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